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                                                                CONFORMED COPY

                      AMENDED AND RESTATED STANDSTILL AGREEMENT

          AMENDED AND RESTATED STANDSTILL AGREEMENT, dated as of May 1, 1998 (this "AGREEMENT"), between KONINKLIJKE LUCHTVAART MAATSCHAPPIJ N.V., a Netherlands corporation ("KLM"), and NORTHWEST AIRLINES CORPORATION, a Delaware corporation.


                                W I T N E S S E T H :


          WHEREAS, NWA Corp. and KLM are parties to a Standstill Agreement, dated as of September 29, 1997 (the "STANDSTILL AGREEMENT"), executed in connection with the Common Stock Repurchase Agreement, dated as of September 29, 1997, between NWA Corp. (as defined below) and KLM, as amended (the "ORIGINAL COMMON STOCK AGREEMENT");

     WHEREAS, NWA Corp. and KLM have entered into an Accelerated Common Stock Repurchase Agreement, dated as of the date hereof, (the "ACCELERATED REPURCHASE AGREEMENT") in order to accelerate the repurchase from KLM of the remaining 18,177,874 Shares (as defined in the Accelerated Repurchase Agreement) to be repurchased pursuant to the Original Common Stock Agreement;

     WHEREAS, as an inducement to the willingness of KLM to agree to the terms of the Accelerated Repurchase Agreement, NWA Corp. and KLM have also entered into the Northwest Airlines Corporation Common Stock Option Agreement (the "OPTION AGREEMENT"), dated as of the Closing Date (as defined in the Accelerated Repurchase Agreement);

     WHEREAS, NWA Corp. and KLM desire to amend and restate the Standstill Agreement in connection with the Accelerated Purchase Agreement and the Option Agreement;

     NOW THEREFORE, the parties hereto agree to amend and restate the Standstill Agreement so that it reads in its entirety as follows:

          Section 1. DEFINED TERMS.  Unless otherwise defined herein:

          "AFFILIATE" of a Person has the meaning ascribed to such term in the Common Stock Agreement.

          "AMENDMENT TO THE STOCKHOLDERS' AGREEMENT" means the agreement in the form of Exhibit A to the Common Stock Agreement which amends the Stockholders' Agreement and provides for (i) the acceleration of the vesting of the KLM Option (as defined in the Stockholders' Agreement) in respect of shares of Class A Common Stock subject to such option that are held by Richard D. Blum Associates -- NWA Partners L.P. and Bankers Trust New York Corporation, and the exercise by KLM of such KLM Option with respect to such shares and the purchase of such shares

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     concurrently with the Initial Closing Date (as defined in the Common
     Stock Agreement), (ii) the termination of the KLM Option with respect to the other Option Stockholders and the termination of the Put Option (as each such term is defined in the Stockholders' Agreement) with respect to all of the Option Stockholders and (iii) immediately following the consummation of the transactions contemplated by the Common Stock Agreement on the Initial Closing Date, the termination of all of KLM's other rights and obligations under the Stockholders' Agreement.

          "BENEFICIAL OWNERSHIP" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as in effect on the date hereof, and in addition, "beneficial ownership" shall include securities which such Person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, a Person shall be deemed to beneficially own any securities beneficially owned by its Affiliates or any Group of which such Person or any such Affiliate is a member.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Amsterdam, The Netherlands, in New York, New York or in Minneapolis, Minnesota.

          "COMMON STOCK AGREEMENT" means the Original Common Stock Agreement, as amended by the Accelerated Repurchase Agreement and as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          "DOLLARS" and "$" mean lawful currency of the United States of America.

          "GROUP" means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities.

          "KLM COMBINED VOTING POWER" at any measurement date shall mean the total number of votes which could have been cast in a vote at a meeting of the stockholders of, as applicable, KLM, a KLM Holding Company (as defined below) or a KLM Partner (as defined below) (or any successor of any of them) by person or by proxy at such meeting.

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          "KLM VOTING SECURITIES" shall mean, collectively, (i) KLM's Common
     Shares, par value 5 NLG per share, (ii) any other securities entitled, or that may be entitled, to vote on matters submitted to stockholders for a vote at a stockholders' meeting of KLM, or any such securities of a holding company formed by KLM which holds more than 50% of the KLM Combined Voting Power (a "KLM HOLDING COMPANY"), (iii) any common shares, ordinary shares or other comparable securities entitled to vote on matters submitted to a general vote of shareholders of a Person that has entered into a partnership, joint venture or similar arrangement with KLM pursuant to which the stockholders of KLM and such Person enjoy substantially equivalent economic rights as a result of twinning, equalization or other sharing arrangements between KLM and such Person (a "KLM PARTNER"), and
     (iv) any other securities, warrants or options or rights of any nature (whether or not issued by KLM) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of (whether or not the right to convert, exercise or exchange is subject to the passage of time, contingencies or contractual restrictions or any combination thereof), any security described in clauses
     (i) through (iii) of this definition; PROVIDED, that rights issued pursuant to any stockholder rights plan shall not be deemed to be KLM Voting Securities.

          "MANAGEMENT BOARD OF KLM" means the management board of KLM or equivalent governing body of a KLM Holding Company or a KLM Partner or any successor of any of them.

          "MERGER" means the merger, pursuant to Section 251(g) of the Delaware General Corporation Law of Newbridge Merger Corporation, a Delaware corporation and wholly owned subsidiary of Newbridge Parent Corporation, with and into NWA Corp. in accordance with the terms of the Agreement and Plan of Merger, dated as of January 25, 1998, among NWA Corp., Newbridge Parent Corporation and Newbridge Merger Corporation, as a result of which NWA Corp. will become a wholly owned subsidiary of Newbridge Parent Corporation.

          "NWA CORP." means (i) prior to the Merger, Northwest Airlines Corporation, a Delaware corporation and (ii) following the Merger, Newbridge Parent Corporation, a Delaware corporation, which shall change its name to Northwest Airlines Corporation concurrently with the Merger, and any holding company subsequently formed by NWA Corp. which holds more than 50% of the NWA Corp. Combined Voting Power.

          "NWA CORP. BOARD OF DIRECTORS" shall mean the board of directors of NWA Corp. or any successor (including any holding company surviving the Merger) or Northwest Airlines, Inc.

          "NWA CORP. COMBINED VOTING POWER" at any measurement date shall mean the total number of votes which could have been cast in an election of members of the NWA Corp. Board of Directors had a meeting of the stockholders of NWA Corp. (or its successors) been duly held based upon a record date as of the measurement date if

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     all NWA Corp. Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

          "NWA CORP. VOTING SECURITIES" shall mean, collectively, (i) the Common Stock (as defined in the Accelerated Repurchase Agreement), (ii) any other securities entitled, or that may be entitled, to vote generally for the election of members of the NWA Corp. Board of Directors, and (iii) any other securities, warrants or options or rights of any nature (whether or not issued by NWA Corp.) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of (whether or not the right to convert, exercise or exchange is subject to the passage of time, contingencies or contractual restrictions or any combination thereof), any security described in clause
     (i) or (ii) of this definition; PROVIDED, that rights issued pursuant to any stockholder rights plan shall not be deemed to be NWA Corp. Voting Securities.

          "PERSON" means any individual, corporation, partnership, trust or other entity of any nature whatsoever.

          "REORGANIZATION TRANSACTION" means (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving NWA Corp., Northwest Airlines, Inc. or KLM or a KLM Holding Company or a KLM Partner (or any successors (including, in the case of NWA Corp., any holding company surviving the Merger) to any of such entities),
     (ii) any tender offer or exchange offer for any securities of NWA Corp., Northwest Airlines, Inc. or KLM, a KLM Holding Company or a KLM Partner (or any successors (including, in the case of NWA Corp., any holding company surviving the Merger) to any of such entities) or (iii) any sale or other disposition of assets of NWA Corp., Northwest Airlines, Inc. or KLM or a KLM Holding Company or a KLM Partner (or any successors to any of such entities) in a single transaction or in a series of related transactions in each of the foregoing cases constituting individually or in the aggregate 10% or more of the assets of NWA Corp., Northwest Airlines, Inc. or KLM or a KLM Holding Company or a KLM Partner, as applicable, or 10% or more of the then outstanding NWA Corp. Voting Securities or KLM Voting Securities, as applicable, of NWA Corp. or KLM or securities entitled, or that may be entitled, to vote at a meeting of stockholders of a KLM Holding Company or a KLM Partner (or any successors to any of such entities), as applicable.

          "STANDSTILL PERIOD" shall mean the period commencing on the Initial Closing Date and continuing until the later of (i) the tenth anniversary of the Initial Closing Date, and (ii) the termination of the Alliance Implementation Agreement (PROVIDED, that, if the Alliance Implementation Agreement is terminated by NWA Corp. in accordance with the provisions set forth in Section 7.1(e)(ii) of the Common Stock Agreement, then the operative date for this clause (ii) will be the date on which KLM no longer beneficially owns any NWA Corp. Voting Securities including any NWA Corp. Voting Securities acquired or to be acquired by KLM pursuant to Section 1.1 or 1.2 of the Option Agreement).

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          "STOCKHOLDERS' AGREEMENT" means the Second Amended and Restated
     Investor Stockholders' Agreement dated as of December 23, 1993, as amended, supplemented or otherwise modified from time to time, among NWA Corp., KLM and certain other stockholders of NWA Corp. parties thereto, as in effect on the date hereof.

          "SUPERVISORY BOARD OF KLM" means the supervisory board of KLM or equivalent governing body of a KLM Holding Company or a KLM Partner or any successor of any of them.

          "UMBRELLA AGREEMENTS" means, collectively, (i) the Commercial Cooperation and Integration Agreement dated September 9, 1992, (ii) the Worldwide Pricing and Inventory Control Agreement dated January 15, 1993,
     (iii) the Worldwide Sales and Travel Agency Compensation Agreement dated January 15, 1993, (iv) the Worldwide Strategic Planning and Scheduling Agreement dated January 15, 1993, (v) the Alliance Implementation Agreement, and (vi) all other written agreements entered into by KLM and Northwest Airlines, Inc. relating to the commercial cooperation between them which relate to the preceding agreements.

          "WORKS COUNCIL OF KLM" means the works council of KLM or equivalent body of a KLM Holding Company or a KLM Partner or any successor of any of them.

          Section 2. COVENANTS WITH RESPECT TO NWA CORP. VOTING SECURITIES AND OTHER MATTERS.

          2.1 ACQUISITION OF NWA CORP. VOTING SECURITIES AND MATERIAL ASSETS. Except as specifically provided in the Common Stock Agreement or pursuant to an Option (as defined in the Option Agreement), during the Standstill Period KLM will not, and will cause each of its Affiliates not to, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any NWA Corp. Voting Securities or, except as provided for in the Umbrella Agreements, any material assets owned directly or indirectly by NWA Corp. or any successor or any Affiliate thereof, whether by purchase or otherwise, or take any action in furtherance thereof.

          2.2 PROXY SOLICITATIONS, ETC.   During the Standstill Period KLM will
not, and will cause each of its Affiliates not to, directly or indirectly, solicit proxies, assist any other Person in any way, directly or indirectly, in the solicitation of proxies, or otherwise become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act as in effect on the date of this Agreement) in opposition to the recommendation or proposal of the NWA Corp. Board of Directors, or submit any proposal for the vote of stockholders of NWA Corp., or recommend or request or induce or attempt to induce any other Person to take any such actions, or seek to advise, encourage or influence any other Person with respect to the voting of NWA Corp. Voting Securities. In furtherance of KLM's obligations pursuant to this Section 2.2, during the Standstill Period KLM shall, and shall cause its Affiliates to, at any annual or special meeting of stockholders at which members of the NWA Corp. Board of Directors are to be elected or in connection with a solicitation of consents through which

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members of the NWA Corp. Board of Directors are to be selected, to vote (or give a written consent or proxy with respect to) all NWA Corp. Voting Securities beneficially owned by them in favor of the election to the NWA Corp. Board of Directors of the persons recommended by the NWA Corp. Board of Directors.

          2.3 NO VOTING TRUSTS, POOLING AGREEMENTS, OR FORMATION OF "GROUPS". During the Standstill Period KLM will not, and will cause each of its Affiliates not to, directly or indirectly, join in or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other Group with respect to NWA Corp. Voting Securities, or enter into any agreement or arrangement or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of NWA Corp. Voting Securities.

          2.4 LIMITATIONS ON PROPOSALS. During the Standstill Period KLM will not, and will cause each of its Affiliates not to, directly or indirectly, initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to NWA Corp. or any successor thereof or any Affiliate thereof or induce or attempt to induce any other Person to initiate any stockholder proposal or seek election to or seek to place a representative on the NWA Corp. Board of Directors or equivalent governing body of any successor thereof or any Affiliate thereof (except to the extent expressly invited to do so by the NWA Corp. Board of Directors) or seek removal of any member of the NWA Corp. Board of Directors or equivalent governing body of any successor thereof or any Affiliate thereof (other than any such member who may have been previously designated by KLM).

          2.5 LIMITATION ON VARIOUS OTHER ACTIONS. During the Standstill Period, KLM will not, and will cause each of its Affiliates not to, take any action, alone or in concert with any other Person, (a) to seek to effect a change in control of NWA Corp. or any successor thereof or any Affiliate thereof, (b) to seek to effect a Reorganization Transaction with respect to NWA Corp. or any successor thereof or any Affiliate thereof, (c) except as provided for in the Umbrella Agreements, to seek to effect any control or influence over the management of NWA Corp. or any successor thereof or any Affiliate thereof, the NWA Corp. Board of Directors or the policies of NWA Corp. or any successor thereof or any Affiliate thereof, (d) to advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the matters restricted by, or to otherwise seek to circumvent the limitations of the provisions of, Section 2 of this Agreement (any such action described in clause (a), (b), (c) or (d), a "NWA TRANSACTION PROPOSAL"), (e) to present to NWA Corp. or any stockholders thereof or any third party any proposal that can reasonably be expected to result in a NWA Transaction Proposal or in an increase in the NWA Corp. Combined Voting Power of NWA Corp. Voting Securities beneficially owned in the aggregate by KLM and its Affiliates, (f) to publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another Person engage in a transaction or group of transactions that could reasonably be expected to result in a NWA Transaction Proposal or in an increase in the NWA Corp. Combined Voting Power of NWA Corp. Voting Securities beneficially owned in the aggregate by KLM and its Affiliates,
(g) to initiate, request, induce, encourage or attempt to induce or give encouragement to any other Person to initiate, or otherwise provide assistance to any Person who has made or is contemplating making, any proposal that can reasonably be expected to result in a NWA

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Transaction Proposal or in an increase in the NWA Corp. Combined Voting Power of NWA Corp. Voting Securities beneficially owned in the aggregate by KLM and its Affiliates, or (h) to request a waiver, modification or amendment of any of the provisions of Section 2 of this Agreement; PROVIDED, HOWEVER, that this subclause (h) shall not apply to any Private KLM Waiver Request conveyed during the pendency of any unsolicited Business Combination Proposal made (either publicly or in a communication to the NWA Corp. Board of Directors) by any Person that is engaged in the commercial airline business or Group that is engaged in the commercial airline business or Group that includes a Person engaged in the commercial airline business (other than KLM and its Affiliates).

          For purposes of this Section 2: (i) a "Business Combination Proposal" means (x) a tender or exchange offer or other bona fide offer to acquire directly or indirectly any voting securities of NWA Corp. under circumstances such that, immediately after such acquisition, such Person or Group would beneficially own voting securities with an aggregate voting power representing more than 50% of the total voting power of NWA Corp., or (y) a proposal or offer for a merger, amalgamation or other business combination directly or indirectly involving NWA Corp. that would result in a change in control of NWA Corp., or a proposal or offer to acquire directly or indirectly all or substantially all the assets of NWA Corp.; (ii) a "KLM Business Combination Proposal" means a (A) Business Combination Proposal made by KLM, (B) a Business Combination Proposal made by a Group in which KLM is a participant or (C) the formation by KLM of a Group for the purpose of making a Business Combination Proposal; PROVIDED, HOWEVER, in each case, in the event of a Business Combination Proposal described in clause (x) or (y) above, a Business Combination Proposal shall not constitute a KLM Business Combination Proposal unless consummation of such Business Combination Proposal would result in KLM (or the Group in which it is a participant, if applicable) beneficially owning voting securities with an aggregate voting power representing more than 50% of the total voting power of NWA Corp.; and (iii) a "Private KLM Waiver Request" means a request conveyed by the President of KLM to the Chief Executive Officer of NWA Corp. for a waiver of the provisions of Section 2 of this Agreement solely to permit KLM to submit a KLM Business Combination Proposal to the Chief Executive Officer of NWA Corp. in competition with such unsolicited Business Combination Proposal, provided that neither the fact that such request has been made by KLM, the fact that KLM has submitted or will be submitting a KLM Business Combination Proposal or any of the terms of such KLM Business Combination Proposal are publicly disclosed, directly or indirectly, by or on behalf of KLM or any of its Affiliates.

          2.6 VOTING. During the Standstill Period KLM shall, and shall cause its Affiliates to, be present, in person or represented by proxy, at all meetings of stockholders of NWA Corp. so that all NWA Voting Securities beneficially owned by KLM shall be counted for the purpose of determining the presence of a quorum at such meetings. Except as otherwise provided in
Section 2.2, in connection with any matters presented to stockholders of NWA Corp. or any successor corporation or any Affiliate thereof, KLM shall be permitted to vote (or give a written consent or proxy with respect to) all NWA Corp. Voting Securities beneficially owned by KLM in its sole discretion.

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          2.7 CERTAIN PERMITTED TRANSACTIONS AND COMMUNICATIONS.  For clarity, this Agreement, among other things, does not prohibit (i) the acquisition or holding in the ordinary course of business by any employee benefit plan whose trustees, investment managers or similar advisors are unaffiliated with KLM or its Affiliates of securities or rights referred to in Section 2.1, (ii) the consummation of any transaction contemplated pursuant to the Common Stock Agreement, including the exercise by KLM on the Initial Closing Date of the option to purchase shares pursuant to Section 17 of the Stockholders' Agreement, any purchase of shares contemplated by the Common Stock Agreement or the Option Agreement and any conversion of Class A Common Stock to Class B Common Stock or Class B Common Stock to Class A Common Stock as provided for in such agreements, or (iii) officers and employees of KLM or its Affiliates from communicating with officers and employees of NWA Corp. or its Affiliates on matters related to or governed by the Umbrella Agreements, or KLM or its Affiliates from communicating with the Chairman of the NWA Corp. Board of Directors or the Chief Executive Officer of NWA Corp., so long as such communication is conveyed in strict confidence, does not require public disclosure by KLM or, in the reasonable opinion of KLM's counsel, by NWA Corp., and is not intended to elicit, and, in the reasonable opinion of KLM's counsel, does not require the issuance of, a public response by NWA Corp.

          2.8 EXCEPTIONS TO APPLICABILITY OF CERTAIN COVENANTS. Notwithstanding the foregoing, in the event (i) (x) any Person that is engaged in the commercial airline business or Group that is engaged in the commercial airline business or Group that includes a Person engaged in the commercial airline business (other than KLM and its Affiliates), either publicly or in a communication to the NWA Corp. Board of Directors, makes on an unsolicited basis a Business Combination Proposal, (y) the NWA Corp. Board of Directors adopts a resolution recommending acceptance of such Business Combination Proposal, and (z) such resolution remains in effect, or (ii) the NWA Corp. Board of Directors shall publicly announce that it has decided to sell NWA Corp. or Northwest Airlines, Inc. and will consider proposals for the acquisition of NWA Corp. or Northwest Airlines, Inc. or has otherwise publicly stated that NWA Corp. or Northwest Airlines, Inc. is for sale, then the provisions of Sections 2.1 through 2.5, in the case of clause (i), shall not apply to any KLM Business Combination Proposal commenced during the pendency of such Business Combination Proposal and, in the case of clause (ii), shall not apply until the NWA Corp. Board of Directors shall publicly announce that it has rescinded its decision to sell NWA Corp. or Northwest Airlines, Inc.; PROVIDED, that in determining whether to adopt any resolution described in clause (i)(y) of this paragraph that includes approval of a "break-up" fee, "lock-up" option or other similar arrangement, and in determining whether to adopt any resolution waiving, rescinding or otherwise declaring inapplicable the provisions of the Rights Agreement of NWA Corp. dated as of November 16, 1995, as amended, as it may relate to such Business Combination Proposal, the NWA Corp. Board of Directors shall give due consideration to the likelihood that in light of the strategic alliance between KLM and NWA Corp. as contemplated by the Alliance Implementation Agreement, KLM may desire to make a competitive KLM Business Combination Proposal.

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          Section 3.  COVENANTS WITH RESPECT TO THE KLM VOTING SECURITIES AND
OTHER MATTERS.

          3.1 ACQUISITION OF KLM VOTING SECURITIES OR MATERIAL ASSETS. Except as specifically provided in the Common Stock Agreement, during the Standstill Period NWA Corp. will not, and will cause each of its Affiliates not to, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any KLM Voting Securities or, except as provided for in the Umbrella Agreements, any material assets owned directly or indirectly by KLM or any successor or any Affiliate thereof, whether by purchase or otherwise, or take any action in furtherance thereof.

          3.2 PROXY SOLICITATIONS, ETC.   During the Standstill Period NWA Corp.
will not, and will cause each of its Affiliates not to, directly or indirectly, solicit proxies, assist any other Person in any way, directly or indirectly, in the solicitation of proxies, or otherwise become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act as in effect on the date of this Agreement) in opposition to the recommendation or proposal of the Supervisory Board of KLM or the Management Board of KLM or equivalent governing body of a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof, or submit any proposal for the vote of stockholders of KLM, a KLM Holding Company or a KLM Partner, or recommend or request or induce or attempt to induce any other Person to take any such actions, or seek to advise, encourage or influence any other Person with respect to the voting of KLM Voting Securities.

          3.3 NO VOTING TRUSTS, POOLING AGREEMENTS, OR FORMATION OF "GROUPS". During the Standstill Period NWA Corp. will not, and will cause each of its Affiliates not to, directly or indirectly, join in or in any other way participate in a partnership, pooling agreement, syndicate, voting trust or other Group with respect to KLM Voting Securities, or enter into any agreement or arrangement or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of KLM Voting Securities.

          3.4 LIMITATIONS ON PROPOSALS. During the Standstill Period NWA Corp. will not, and will cause each of its Affiliates not to, directly or indirectly, make or cause to be made any proposal for a Reorganization Transaction with respect to KLM, a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof or initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to KLM, a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof or induce or attempt to induce any other Person to initiate any stockholder proposal or seek election to or seek to place a representative on the Supervisory Board of KLM, Management Board of KLM or equivalent governing body of a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof (except to the extent expressly invited to do so by the Supervisory Board of KLM) or oppose such a proposal of KLM's Management Board or the Supervisory Board of KLM or seek removal of any member of the Supervisory Board of KLM or equivalent governing body of a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof (other than any such member who may have been previously designated by NWA Corp.).

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          3.5 LIMITATION ON VARIOUS OTHER ACTIONS.  During the Standstill
Period, NWA Corp. will not, and will cause each of its Affiliates not to, take any action, alone or in concert with any other Person, (a) to seek to effect a change in control of KLM or a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof, (b) to seek to effect a Reorganization Transaction with respect to KLM or a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof, (c) except as provided for in the Umbrella Agreements, to seek to effect any control or influence over the management of KLM, a KLM Holding Company or a KLM Partner, or any successor thereof or any Affiliate thereof, the Supervisory Board of KLM or the Works Council of KLM or the policies of KLM, a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof, (d) to advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the matters restricted by, or to otherwise seek to circumvent the limitations of the provisions of, Section 3 of this Agreement (any such action described in clause (a), (b), (c) or (d), a "KLM TRANSACTION PROPOSAL"), (e) to present to KLM or a KLM Holding Company or a KLM Partner or any successor thereof or any Affiliate thereof, its stockholders or any third party any proposal that can reasonably be expected to result in a KLM Transaction Proposal or in an increase in the KLM Combined Voting Power of KLM Voting Securities beneficially owned in the aggregate by NWA Corp. and its Affiliates, (f) to publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another Person engage in a transaction or group of transactions that could reasonably be expected to result in a KLM Transaction Proposal or in an increase in the KLM Combined Voting Power of KLM Voting Securities beneficially owned in the aggregate by NWA Corp. and its Affiliates, (g) to initiate, request, induce, encourage or attempt to induce or give encouragement to any other Person to initiate, or otherwise provide assistance to any Person who has made or is contemplating making, any proposal that can reasonably be expected to result in a KLM Transaction Proposal or in an increase in the KLM Combined Voting Power of KLM Voting Securities beneficially owned in the aggregate by NWA Corp. and its Affiliates, or (h) to request a waiver, modification or amendment of any of the provisions of Section 3 of this Agreement; PROVIDED, HOWEVER, that this subclause (h) shall not apply to any Private NWA Corp. Waiver Request conveyed during the pendency of any unsolicited Business Combination Proposal made (either publicly or in a communication to the Supervisory Board of KLM) by any Person that is engaged in the commercial airline business or Group that is engaged in the commercial airline business or Group that includes a Person engaged in the commercial airline business (other than NWA Corp. and its Affiliates). NWA Corp. represents and warrants that as of the date hereof it owns no KLM Voting Securities and its KLM Combined Voting Power is zero.

          For purposes of this Section 3: (i) a "Business Combination Proposal" means (x) a tender or exchange offer or other bona fide offer to acquire directly or indirectly any voting securities of KLM under circumstances such that, immediately after such acquisition, such Person or Group would beneficially own voting securities with an aggregate voting power representing more than 50% of the total voting power of KLM, or (y) a proposal or offer for a merger, amalgamation or other business combination directly or indirectly involving KLM that would result in a change in control of KLM, or a proposal or offer to acquire directly or indirectly all or substantially all the assets of KLM; (ii) a "NWA Corp. Business Combination Proposal" means a (A) Business Combination Proposal made by NWA

Corp., (B) a Business Combination Proposal made by a Group in which NWA Corp. is a participant or (C) the formation by NWA Corp. of a Group for the purpose of making a Business Combination Proposal; PROVIDED, HOWEVER, in each case, in the event of a Business Combination Proposal described in clause (x) or
(y) above, a Business Combination Proposal shall not constitute a NWA Corp. Business Combination Proposal unless consummation of such Business Combination Proposal would result in NWA Corp. (or the Group in which it is a participant, if applicable) beneficially owning voting securities with an aggregate voting power representing more than 50% of the total voting power of KLM; and (iii) a "Private NWA Corp. Waiver Request" means a request conveyed by the Chief Executive Officer of NWA Corp. to the President of KLM for a waiver of the provisions of Section 3 of this Agreement solely to permit NWA Corp. to submit a NWA Corp. Business Combination Proposal to the President of KLM in competition with such unsolicited Business Combination Proposal; provided, that neither the fact that such request has been made by NWA Corp., the fact that NWA Corp. has submitted or will be submitting a NWA Corp. Business Combination Proposal or any of the terms of such NWA Corp. Business Combination Proposal are publicly disclosed, directly or indirectly, by or on behalf of NWA Corp. or any of its Affiliates.

          3.6 CERTAIN PERMITTED TRANSACTIONS AND COMMUNICATIONS. For clarity, this Agreement, among other things, does not prohibit (i) the acquisition or holding in the ordinary course of business by any employee benefit plan whose trustees, investment managers or similar advisors are unaffiliated with NWA Corp. or its Affiliates of securities or rights referred to in Section 3.1 or
(ii) officers and employees of NWA Corp. or its Affiliates from communicating with officers and employees of KLM or its Affiliates on matters related to or governed by the Umbrella Agreements, or NWA Corp. or its Affiliates from communicating with the Chairman of the Supervisory Board of KLM or the President of KLM, so long as such communication is conveyed in strict confidence, does not require public disclosure by NWA Corp. or, in the reasonable opinion of NWA Corp.'s counsel, by KLM and is not intended to elicit, and, in the reasonable opinion of NWA Corp.'s counsel, does not require the issuance of, a public response by KLM.

          3.7 EXCEPTIONS TO APPLICABILITY OF CERTAIN COVENANTS. Notwithstanding the foregoing, in the event (i) (x) any Person that is engaged in the commercial airline business or Group that includes a Person engaged in the commercial airline business (other than NWA Corp. and its Affiliates), either publicly or in a communication to KLM, makes on an unsolicited basis a Business Combination Proposal, (y) the Supervisory Board of KLM or the Management Board of KLM has adopted a resolution recommending acceptance of such Business Combination Proposal, and (z) such resolution remains in effect, or (ii) the Supervisory Board of KLM or the Management Board of KLM shall announce that it has decided to sell KLM and will consider proposals for the acquisition of KLM or has otherwise publicly stated that KLM is for sale, then the provisions of Sections
3.1 through 3.5, in the case of clause (i), shall not apply to any NWA Corp. Business Combination Proposal commenced during the pendency of such Business Combination Proposal and, in the case of clause (ii), shall not apply until the Supervisory Board of KLM or the Management Board of KLM shall publicly announce that it has rescinded its decision to sell KLM; PROVIDED, that in determining whether to adopt any resolution described in clause (i)(y) of this paragraph that includes approval of a "break-up" fee, "lock-up" option or other similar arrangement, the Supervisory Board of KLM shall give due consideration to the possibility that in light of the strategic alliance between NWA Corp. and KLM as contemplated by the Alliance Implementation Agreement, NWA Corp. may desire to make a competitive NWA Corp. Business Combination Proposal.

          3.8 INTERPRETATION. The covenants in this Section 3 shall be interpreted in the light of law and regulations applicable in The Netherlands from time to time. In particular, terms used in this Section 3 (including, without limitation, "participant", "solicitation" and terms used in the definition of "Reorganization Transaction", as defined in Section 1 and as such term is used in this Section 3) shall have the meanings ascribed to the same or similar terms as defined under any then applicable law and regulations in effect in The Netherlands, and shall be interpreted in the light of any such law and regulations.

          Section 4. TERM OF AGREEMENT. Unless this Agreement specifically provides for earlier termination with respect to any particular right or obligation, this Agreement shall terminate on the last day of the Standstill Period; PROVIDED, that, if KLM exercises the Default Option (as defined in the Option Agreement), KLM shall have the right to terminate this Agreement by delivering written notice of such termination to NWA Corp. (and the Standstill Period shall expire for all purposes of this Agreement upon the delivery of such notice).

          Section 5.  REMEDIES.  KLM and NWA Corp. acknowledge and agree that
(i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) the parties would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement by the other party without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof, which rights shall be cumulative and in addition to any other remedy to which the parties may be entitled hereunder or at law or equity.

          Section 6.  GENERAL PROVISIONS.

          6.1 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

          6.2 NOTICES. All notices, requests, demands or other communications provided herein shall be made in writing and shall be deemed to have been duly given if delivered as follows:

          If to NWA Corp.:

               2700 Lone Oak Parkway
               Eagan, Minnesota  55121
               Attention:  Senior Vice President, General Counsel
                             and Secretary
               Fax:  (612) 726-7123

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Attention:  Robert L. Friedman, Esq.
               Fax:  (212) 455-2502

          If to KLM:

               Koninklijke Luchtvaart Maatschappij N.V.
               Amsterdamseveg 55
               1192 G P Amstelveen
               The Netherlands
               Attention:  Senior Vice President and General
                             Counsel
               Fax:  011-3120-648-8096

               with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, New York  10019
               Attention:  Daniel Cunningham, Esq.
               Fax:  (212) 474-3700

or to such other address as either party shall have specified by notice in writing to the other party. All such notices, requests, demands and communications shall be deemed to have been received on (i) the date of delivery if sent by messenger, (ii) on the Business Day following the Business Day on which delivered to a recognized courier service if sent by overnight courier or
(iii) on the date received, if sent by fax.

          6.3 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS ENTERED INTO AND TO BE PERFORMED IN NEW YORK AND WITHOUT REGARD TO THE APPLICATION OF PRINCIPLES OF CONFLICT OF LAWS.

          6.4 TITLES AND HEADINGS. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          6.5 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by KLM without the prior written consent of NWA Corp. or by NWA Corp. without the prior written consent of KLM. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors in interest and assigns (including, in the case of NWA Corp., any holding company surviving the Merger).

          6.6 ENTIRE AGREEMENT; NO ORAL WAIVER; CONSTRUCTION. This Agreement, the Common Stock Agreement, the Preferred Stock Repurchase Agreement, dated as of September 29, 1997, between KLM and NWA Corp., the Amendment to the Stockholders' Agreement, the Accelerated Repurchase Agreement, the Option Agreement and the certificates and other documents contemplated hereby and thereby constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties in connection therewith. No covenant or condition or representation not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Agreement or the transactions contemplated hereby. This Agreement may not be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any party unless in writing signed by the parties hereto. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement and no waiver of any provision of or default under this Agreement shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement has been negotiated by KLM and NWA Corp. and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

          6.7 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

          6.8 NO THIRD-PARTY RIGHTS. Nothing in this Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          6.9 SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to or arising from this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the United States of America sitting in the Southern District of New York;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 6.2; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other appropriate jurisdiction.

          6.10 FURTHER ASSURANCES. From time to time, at the reasonable request of the other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties have executed, delivered and entered into this Agreement as of the day and year first above written.

                                NORTHWEST AIRLINES CORPORATION



                                By: /s/ James A. Lawrence
                                    ------------------------------------------
                                      Name:  James A. Lawrence
                                      Title: Executive Vice President and
                                             Chief Financial Officer



                                By: /s/ Douglas M. Steenland
                                    ------------------------------------------
                                      Name:  Douglas M. Steenland
                                      Title: Senior Vice President
                                             General Counsel and Secretary



                                KONINKLIJKE LUCHTVAART MAATSCHAPPIJ N.V.



                                By: /s/ H. A. Petermeijer
                                    ------------------------------------------
                                      Name:  H. A. Petermeijer
                                      Title: Director Corporate Finance